Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of BioPharmX Corporation (the “Company”) for the fiscal quarter ended October 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in his or her capacity as an officer of the company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 7, 2018
/s/ David S. Tierney
David S. Tierney
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

/s/ Joyce Goto
Joyce Goto
Chief Accounting Officer
(Principal Accounting Officer)